                          GUIDELINES FOR CERTIFICATION
                       OF TAXPAYER IDENTIFICATION NUMBER
                             ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

---------------------------------------------------------------------------------------------
FOR THIS TYPE ACCOUNT:                            GIVE THE SOCIAL SECURITY NUMBER OF--
---------------------------------------------------------------------------------------------
1.   An individual's account                      The individual
2.   Two or more individuals (joint account)      The actual owner of the account or, if
                                                  combined funds, any one of the
                                                  individuals(1)
3.   Husband and wife (joint account)             The actual owner of the account or, if
                                                  joint funds, either person(1)
4.   Custodian account of a minor (Uniform Gift   The minor(2)
     to Minors Act)
5.   Adult and minor (joint account)              The adult or, if the minor is the only
                                                  contributor, the minor(1)
6.   Account in the name of guardian or           The ward, minor, or incompetent person(3)
     committee for a designated ward, minor, or
     incompetent person
7.   a. The usual revocable savings trust         The grantor-trustee(1)
     account (grantor is also trustee)
     b. So-called trust account that is not a     The actual owner(1)
     legal or valid trust under state law
8.   Sole proprietorship account                  The owner(4)
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                                                  GIVE THE EMPLOYER IDENTIFICATION NUMBER
FOR THIS TYPE OF ACCOUNT:                         OF--
---------------------------------------------------------------------------------------------
9.   A valid trust, estate or pension fund        Legal entity (Do not furnish the
                                                  identifying number of the personal
                                                  representative or trustee unless the legal
                                                  entity itself is not designated in the
                                                  account title)(5)
10.  Corporate account                            The corporation
11.  Religious, charitable, or educational        The organization
     organization account
12.  Partnership account held in the name of the  The partnership business
13.  Association, club, or other tax-exempt       The organization
     organization
14.  A broker or registered nominee               The broker or nominee
15.  Account with the Department of Agriculture   The public entity
     in the name of a public entity (such as a
     state or local government, school district,
     or prison) that receives agricultural
     program payments
---------------------------------------------------------------------------------------------

1.  List first and circle the name of the person whose number you furnish.

2.  Circle the minor's name and furnish the minor's social security number.

3. Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

4.  Show the name of the owner.

5.  List first and circle the name of the legal trust, estate or pension trust.

    NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

                          GUIDELINES FOR CERTIFICATION
            OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a taxpayer identification number ("TIN") or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card or Form SS-4, Application for Employer Identification Number, at the local office of Social Security Administration or the Internal Revenue Service ("IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

    - A corporation.

    - A financial institution.

    - An organization exempt from tax under section 501(a) or an individual retirement plan.

    - The United States or any agency or instrumentality thereof.

    - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or agency or instrumentality thereof.

    - An international organization or any agency or instrumentality thereof.

    - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

    - A real estate investment trust.

    - A common trust fund operated by a bank under section 584(a).

    - An exempt charitable remainder trust or a non-exempt trust described in section 4947(a)(1).

    - An entity registered at all times under the Investment Company Act of 1940.

    - A foreign central bank of issue.

    Exempt payees described above nevertheless should file Form W-9 to avoid possible erroneous backup withholding.

FILE THIS FORM WITH THE PAYER, FURNISH YOUR TIN, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

    Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the Treasury regulations under sections 6041, 6041A(a), 6045, 6050A. (All "section" references herein are to the Internal Revenue Code of 1986.)

PRIVACY ACT NOTICE--section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TIN--If you fail to furnish your TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Wilfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.